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                                                                       Exhibit 5

                    LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                               225 Asylum Street
                              Hartford, CT 06103

                                (860) 293-3500


                                           November 23, 1998


Information Management Associates, Inc.
One Corporate Drive, Suite 414
Shelton, Connecticut 06484

Ladies and Gentlemen:

     This opinion is provided in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Information Management Associates, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement covers the resale by certain selling shareholders of up to 143,762 shares of the Company's common stock, no par value (the "Shares").

     In rendering the opinions contained herein, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

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Information Management Associates, Inc.
November 23, 1998
Page 2





       Based upon the foregoing, we are of the opinion that the issuance of the Shares was duly authorized by the Company and the Shares are validly issued, fully paid and nonassessable.


       We express no opinion as to the laws of any jurisdiction other than the State of Connecticut. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Connecticut as currently in effect.


       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.



                                   Very truly yours,

                                   /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.

                                   LeBoeuf, Lamb, Greene & MacRae, L.L.P